EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

Conexant Systems, Inc.

Offer to Exchange
$275,000,000 Aggregate Principal Amount of
Floating Rate Senior Secured Notes due 2010
Which Have Been Registered Under
the Securities Act of 1933, as amended,
for
All Outstanding Unregistered
Floating Rate Senior Secured Notes due 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of Conexant Systems, Inc., a Delaware corporation (“Conexant”), and to tender outstanding unregistered Floating Rate Senior Secured Notes due 2010 (the “Old Notes”) to the Exchange Agent pursuant to the guaranteed delivery procedures described in “How to Tender Your Old Notes—Guaranteed Delivery Procedures” beginning on page 46 of the Prospectus dated          , 2007 (the “Prospectus”) and in Instruction 1 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus or in the Letter of Transmittal. This form is for use by eligible guarantor institutions only.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Trust Company, N.A.

By Hand, by Mail
or by Overnight Delivery:

The Bank of New York Trust Company, N.A.
Corporate Trust Department
Reorganization Unit
101 Barclay Street — 7 East
New York, NY 10286

Attention: Evangeline Gonzales

By Facsimile:

(212) 298-1915

To Confirm by Telephone
or for Information Call:

(212) 815-3738

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE IN THE BOX PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

The undersigned hereby tenders to Conexant Systems, Inc., upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal.

The undersigned hereby tenders the Old Notes listed below:

Certificate Number(s) of Old Notes (if known):	Aggregate Principal Amount:

Account Number at the Book-Entry Facility Tendered:	Aggregate Principal Amount:

PLEASE SIGN HERE AND COMPLETE

Name(s) of Record Holder(s):
(Please Print)

Address(es):
(Include Zip Code)

Area Code and Telephone Number(s):

Signature(s):

Dated:  , 2007

This Notice of Guaranteed Delivery must be signed by holder(s) exactly as their name(s) appear(s) on certificate(s) for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by certificates and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an officer on behalf of a corporation or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, such person must provide the following information and submit evidence satisfactory to Conexant of such person’s authority to act.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):
(Include Zip Code)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal, together with the Old Notes tendered hereby in proper form for transfer (or in lieu thereof, an agent’s message, including confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility, described in “How to Tender Your Old Notes—Guaranteed Delivery Procedures” beginning on page 46 of the Prospectus, dated          , 2007 (the “Prospectus”), and in Instruction 1 to the related Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within five business days following the Expiration Date.

Name of Firm:

Address:
(Include Zip Code)

Area Code and Telephone Number:

Name:

Title:
(Please Type or Print)

Dated:

DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATED OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR IN LIEU THEREOF, AN AGENT’S MESSAGE) AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see “How to Tender Your Old Notes—Guaranteed Delivery Procedures” in the Prospectus dated , 2007 and Instruction 1 to the related Letter of Transmittal.

2.	Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on the book-entry transfer facility’s security position listing.

If signature is by an officer on behalf of a corporation or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, such person must provide the requested information and submit evidence satisfactory to Conexant of such person’s authority to act.

3.	Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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